Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008*	September 30, 2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,656,672	$12,087,115
Marketable securities	7,189,099	9,907,276
Accounts receivable, net of allowance	2,642,192	2,807,341
Deferred income taxes, net	286,105	663,446
Income taxes receivable, net	—	72,263
Prepaid revenue share, expenses and other assets	1,404,114	816,103

Total current assets	20,178,182	26,353,544
Prepaid revenue share, expenses and other assets, non-current	433,846	415,137
Deferred income taxes, net, non-current	—	233,836
Non-marketable equity securities	85,160	110,372
Property and equipment, net	5,233,843	4,917,491
Intangible assets, net	996,690	823,248
Goodwill	4,839,854	4,849,217

Total assets	$31,767,575	$37,702,845

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$178,004	$192,743
Accrued compensation and benefits	811,643	831,205
Accrued expenses and other current liabilities	480,263	446,322
Accrued revenue share	532,547	599,283
Deferred revenue	218,084	252,221
Income taxes payable, net	81,549	—

Total current liabilities	2,302,090	2,321,774
Deferred revenue, non-current	29,818	35,846
Income taxes payable, net, non-current	890,115	1,318,315
Deferred income taxes, net, non-current	12,515	—
Other long-term liabilities	294,175	305,157
Stockholders’ equity:
Common stock	315	317
Additional paid-in capital	14,450,338	15,380,673
Accumulated other comprehensive income	226,579	232,785
Retained earnings	13,561,630	18,107,978

Total stockholders’ equity	28,238,862	33,721,753

Total liabilities and stockholders’ equity	$31,767,575	$37,702,845

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
	(unaudited)
Revenues	$5,541,391	$5,944,851	$16,094,646	$16,976,738
Costs and expenses:
Cost of revenues (including stock-based compensation expense of $10,729, $14,871, $29,240, $41,000)	2,173,390	2,226,240	6,431,501	6,435,715
Research and development (including stock-based compensation expense of $169,263, $195,624, $550,343, $546,394)	704,571	757,524	2,059,851	2,106,793
Sales and marketing (including stock-based compensation expense of $64,497, $62,260, $149,666, $178,580)	508,801	497,812	1,440,252	1,400,792
General and administrative (including stock-based compensation expense of $35,550, $44,772, $104,345, $122,106)	507,064	389,557	1,391,278	1,202,235

Total costs and expenses	3,893,826	3,871,133	11,322,882	11,145,535

Income from operations	1,647,565	2,073,718	4,771,764	5,831,203
Interest and other income (expense), net	21,217	(7,177)	246,485	(18,685)

Income before income taxes	1,668,782	2,066,541	5,018,249	5,812,518
Provision for income taxes	378,844	427,566	1,173,833	1,266,170

Net income	$1,289,938	$1,638,975	$3,844,416	$4,546,348

Net income per share - basic	$4.10	$5.18	$12.25	$14.39

Net income per share - diluted	$4.06	$5.13	$12.10	$14.27

Shares used in per share calculation - basic	314,241	316,497	313,729	315,883

Shares used in per share calculation - diluted	317,776	319,746	317,730	318,501

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
	(unaudited)
Operating activities
Net income	$1,289,938	$1,638,975	$3,844,416	$4,546,348
Adjustments:
Depreciation and amortization of property and equipment	309,482	311,102	898,762	943,213
Amortization of intangibles and other	76,764	67,521	215,615	215,589
Stock-based compensation expense	280,039	317,527	833,594	888,080
Excess tax benefits from stock-based award activities	(19,791)	(28,034)	(114,770)	(64,393)
Deferred income taxes	(18,707)	(173,907)	(124,597)	(288,338)
Other, net	10,169	(3,251)	(14,488)	(26,338)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	78,049	(84,951)	(218,326)	(126,679)
Income taxes, net	24,314	160,621	552,673	97,103
Prepaid revenue share, expenses and other assets	12,844	225,663	(169,959)	313,458
Accounts payable	(191,402)	(32,500)	(152,165)	9,315
Accrued expenses and other liabilities	310,133	266,892	162,882	(14,275)
Accrued revenue share	12,017	37,884	(4,433)	57,007
Deferred revenue	11,106	22,441	21,354	34,577

Net cash provided by operating activities	2,184,955	2,725,983	5,730,558	6,584,667

Investing activities
Purchases of property and equipment	(451,503)	(186,339)	(1,990,617)	(588,531)
Purchases of marketable securities	(2,892,983)	(8,951,434)	(7,814,293)	(19,587,001)
Maturities and sales of marketable securities	2,218,344	6,580,274	9,634,903	17,015,583
Investments in non-marketable equity securities	(35,377)	(17,510)	(44,869)	(45,941)
Acquisitions, net of cash acquired and proceeds received from divestiture, and purchases of intangible and other assets	24,562	(34,980)	(3,287,708)	(40,073)

Net cash used in investing activities	(1,136,957)	(2,609,989)	(3,502,584)	(3,245,963)

Financing activities
Net (payments) proceeds related to stock-based award activities	(15,506)	463	(38,252)	10,458
Excess tax benefits from stock-based award activities	19,791	28,034	114,770	64,393

Net cash provided by financing activities	4,285	28,497	76,518	74,851

Effect of exchange rate changes on cash and cash equivalents	(45,350)	31,273	(15,616)	16,888
Net increase in cash and cash equivalents	1,006,933	175,764	2,288,876	3,430,443
Cash and cash equivalents at beginning of period	7,363,536	11,911,351	6,081,593	8,656,672

Cash and cash equivalents at end of period	$8,370,469	$12,087,115	$8,370,469	$12,087,115

The following table presents our revenues by revenue source (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Advertising revenues:
Google web sites	$3,672,111	$3,955,731	$10,602,660	$11,301,182
Google Network web sites	1,679,861	1,800,890	5,021,283	5,122,432

Total advertising revenues	5,351,972	5,756,621	15,623,943	16,423,614
Licensing and other revenues	189,419	188,230	470,703	553,124

Revenues	$5,541,391	$5,944,851	$16,094,646	$16,976,738

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Advertising revenues:
Google web sites	67%	67%	66%	67%
Google Network web sites	30%	30%	31%	30%

Total advertising revenues	97%	97%	97%	97%
Licensing and other revenues	3%	3%	3%	3%

Revenues	100%	100%	100%	100%